Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Restated)

Introduction

On January 29, 2021, Legacy AppHarvest, Novus and Merger Sub, consummated the Business Combination. In connection with the closing of the Business Combination, Legacy AppHarvest changed its name to AppHarvest Operations, Inc. and the registrant changed its name from Novus Capital Corporation to AppHarvest, Inc.

The Unaudited Pro Forma Condensed Combined Financial Information (Restated) has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The following unaudited pro forma condensed combined balance sheet as of December 31, 2020 (restated) and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 (restated) present the combination of the financial information of Novus and Legacy AppHarvest after giving effect to the following transactions:

•	Business Combination;

•	Legacy AppHarvest Convertible Notes conversion; and

•	PIPE and related adjustments.

Collectively these transactions are referred to as the “Transaction Adjustment”, described in the accompanying notes. Novus and Legacy AppHarvest are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company”.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 (restated) gives effect to the Transaction Adjustment as if they had occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information (restated) is based on and should be read in conjunction with the audited and unaudited historical financial statements of each of Novus and Legacy AppHarvest and the notes thereto, as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial statements (restated) have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination, Legacy AppHarvest Convertible Notes conversion, and PIPE occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information (restated) also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The transaction adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements (restated) and are subject to change as additional information becomes available and analyses are performed.

On September 28, 2020, Novus, Merger Sub, and Legacy AppHarvest, entered into the Business Combination Agreement, pursuant to which Legacy AppHarvest was merged with and into Merger Sub, with Legacy AppHarvest surviving the Merger. After giving effect to the Business Combination, Novus owned, directly or indirectly, all of the issued and outstanding equity interests of Legacy AppHarvest and its subsidiaries and became the Combined Company. Legacy AppHarvest equity holders hold a portion of the Common Stock of the Combined Company.

Legacy AppHarvest is considered the accounting acquirer, as further discussed in Note 2, Basis of Presentation, of the unaudited pro forma condensed combined financial information (restated).

COMBINED COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2020
(Restated)

	Novus (Historical)	AppHarvest, Inc. (Historical)	Transaction Adjustments	Note	Pro Forma
Current Assets
Cash and cash equivalents	$311,954	$21,908,907	100,048,410	(a)	$458,395,598
			375,000,000	(b)
			(38,558,573)	(c)
			(315,100)	(i)
Inventory	—	3,387,113	—		3,387,113
Prepaid expenses and other current assets	77,701	481,003	—		558,704
Total current assets	389,655	25,777,023	436,174,737		462,341,415
Operating lease right of use assets, net	—	1,307,173	—		1,307,173
Property and equipment, net	—	152,645,335	—		152,645,335
Other assets	—	1,187,967	(1,126,619)	(c)	61,348
Marketable securities held in trust account	100,048,410	—	(100,048,410)	(a)	—
	100,048,410	155,140,475	(101,175,029)		154,013,856
Total assets	100,438,065	180,917,498	334,999,708		616,355,271
Current Liabilities
Accounts payable	—	1,341,822	(290,000)	(c)	1,051,822
Accrued expenses	3,078,188	5,183,880	(2,961,308)	(c)	4,682,678
			184,110	(d)
			(802,192)	(e)
Current portion of lease liabilities with a related party	—	59,216,485	—		59,216,485
Current portion of lease liabilities	—	166,354	—		166,354
Current portion of financing obligation with a related party	—	58,795,309	—		58,795,309
Current portion of long-term debt, net	—	30,000,000	(30,000,000)	(e)	—
Other current liabilities	—	76,948	—		76,948
Total current liabilities	3,078,188	154,780,798	(33,869,390)		123,989,596
Private warrant liabilities	16,900,000	—	—		16,900,000
Lease liability, net of current portion	—	1,370,462	—		1,370,462
Total non-current liabilities	—	1,370,462	—		18,270,462
Total liabilities	19,978,188	156,151,260	(33,869,390)		142,260,058
Redeemable convertible preferred stock:
Series A	—	5,203,342	(5,203,342)	(f)	—
Series A-1	—	992,285	(992,285)	(f)	—
Series B	—	10,942,411	(10,942,411)	(f)	—
Series C	—	28,069,492	(28,069,492)	(f)	—
Total redeemable convertible preferred stock	—	45,207,530	(45,207,530)		—
Common stock subject to possible redemption	126,500,000	—	(126,500,000)	(g)	—
Common stock	—	975	3,750	(b)	9,783
			324	(e)
			3,472	(f)
			1,265	(g)
			(3)	(i)
Additional paid-in capital	—	685,866	374,996,250	(b)	509,242,655
			(25,204,527)	(c)
			30,801,868	(e)
			45,204,058	(f)
			126,498,735	(g)
			(46,040,123)	(h)
			(315,097)	(i)
			2,615,625	(j)
Accumulated deficit	(46,040,123)	(21,128,133)	(11,229,357)	(c)	(35,157,225)
			(184,110)	(d)
			46,040,123	(h)
			(2,615,625)	(j)
Total stockholders’ equity	(46,040,123)	(20,441,292)	540,576,628		474,095,213
Total liabilities, preferred stock and stockholders’ equity	$100,438,065	$180,917,498	$334,999,708		$616,355,271

COMBINED COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(Restated)

	Novus (Historical)	AppHarvest, Inc. (Historical)	Transaction Adjustments	Note	Pro Forma
Operating costs and expenses
Selling, general and administrative expenses	$3,584,271	$16,295,530	$11,229,357	(k)	$33,724,783
			2,615,625	(l)
Depreciation	—	175,843	—		175,843
Total operating costs and expenses	3,584,271	16,471,373	13,844,982		33,900,626
Loss from operations	(3,584,271)	(16,471,373)	(13,844,982)		(33,900,626)
Other income (expense):
Change in fair value of private warrants	(13,650,000)	—	—		(13,650,000)
Development fee income	—	406,004	—		406,004
Interest income	48,529	—	(48,529)	(m)	—
Interest expense	—	(1,423,208)	—		(1,423,208)
Other	—	50,058	—		50,058
Loss before income taxes	(17,185,742)	(17,438,519)	(13,893,511)		(48,517,772)
Provision for income taxes	—	(9,186)	—		(9,186)
Net loss	$(17,185,742)	$(17,447,705)	$(13,893,511)		$(48,526,958)
Loss per Share:
Weighted average shares outstanding, basic and diluted					97,835,774
Basic and diluted net loss per share					$(0.50)

Note 1 — Description of the Business Combination

On September 28, 2020, Novus, Merger Sub, and Legacy AppHarvest, entered into the Business Combination Agreement, pursuant to which AppHarvest was merged with and into Merger Sub, with Legacy AppHarvest surviving the Merger. After giving effect to the Business Combination, Novus owned, directly or indirectly, all of the issued and outstanding equity interests of Legacy AppHarvest and its subsidiaries and became the Combined Company. Legacy AppHarvest equity holders hold a portion of the Common Stock.

Subject to the terms and conditions of the Business Combination Agreement, the consideration to be received by the Legacy AppHarvest equity holders in connection with the Business Combination was 50,000,000 shares of Common Stock, valued at $10.00 per share for total merger consideration of $500.0 million. These shares were allocated pro-rata among the holders of Legacy AppHarvest Common Stock on a fully-diluted and as-converted to Legacy AppHarvest Common Stock basis, including the number of shares of Legacy AppHarvest Common Stock issuable upon conversion of the AppHarvest Preferred Stock and the number of shares of Legacy AppHarvest Common Stock subject to outstanding options and RSUs, but excluding any shares issuable upon the conversion of up to $30 million in aggregate principal amount of Legacy AppHarvest Convertible Notes. In addition, immediately after the completion of the Business Combination, certain investors purchased an aggregate of $375.0 million of Common Stock in PIPE.

If the Business Combination took place on December 31, 2020, out of the 50.0 million shares of Common Stock that would be received by Legacy AppHarvest’s equity holders, approximately 44.5 million would be allocated to holders of common and preferred stock and 5.5 million would be reserved for options and RSUs to be issued in exchange for corresponding options and RSUs of Legacy AppHarvest.

The following summarizes the number of AppHarvest, Inc. Common Stock outstanding following the consummation of the Business Combination and the PIPE Financing, based on the estimated aggregate exercise price of all vested options of AppHarvest Inc. at the consummation of the Business Combination excluding the potential dilutive effect of the exercise or vesting of warrants, stock options and unvested restricted stock units:

	Shares	%
AppHarvest, Inc. Shareholders	44,474,948	45.5%
Convertible Promissory Notes	3,242,336	3.3%
Total AppHarvest Merger Shares	47,717,284	48.8%
Novus Public Shareholders	9,968,490	10.2%
Novus Founder Shares	2,650,000	2.7%
Total Novus Shares	12,618,490	12.9%
PIPE Investors	37,500,000	38.3%
Total	97,835,774	100.0%

Note 2 — Basis of Presentation

The historical financial information of Novus and Legacy AppHarvest has been adjusted in the unaudited pro forma condensed combined financial information (restated) to give effect to events that are (1) directly attributable to the Business Combination, Legacy AppHarvest Convertible Notes conversion, and the PIPE, (2) factually supportable, and (3) with respect to the statements of operations and transaction expenses. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination, Legacy AppHarvest Convertible Notes conversion, and the PIPE and certain other adjustments.

The Business Combination was accounted for as a reverse recapitalization because Legacy AppHarvest had been determined to be the accounting acquirer in accordance with U.S. GAAP. The determination was primarily based on the evaluation of the following facts and circumstances:

•	The pre-combination equity holders of Legacy AppHarvest will be the largest single voting interest block in the Combined Company,

•	The pre-combination directors of Legacy AppHarvest will be the majority of the directors on the board of directors of Combined Company;

•	Senior management of Legacy AppHarvest will comprise the senior management of the Combined Company; and

•	Operations of Legacy AppHarvest will comprise the ongoing operations of the Combined Company.

Under the reverse recapitalization model, the Business Combination was treated as Legacy AppHarvest issuing equity for the net assets of Novus, with no goodwill or intangible assets recorded.

The unaudited pro forma condensed combined statement (restated) of operations of the Combined Company for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the historical audited consolidated financial statements of Novus as of, and for the year ended, December 31, 2020 (restated) and the related notes and the historical audited consolidated financial statements of Legacy AppHarvest as of and for the year ended December 31, 2020 and the related notes, both as included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the transaction adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information (restated) do not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given that Legacy AppHarvest incurred significant losses during the historical periods presented.

Note 3 — Transaction Adjustments

Adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2020 (restated) are as follows:

a)	Represents the reclassification of marketable securities held in Novus’s Trust Account at the balance sheet date that becomes available to fund the Business Combination.

b)	Represents the issuance, in the PIPE, to certain investors of 37,500,000 shares of Common Stock pursuant to Subscription Agreement at a price of $10.00 per share.

c)	Represents transaction costs paid for anticipated in consummating the Business Combination, of which total $38.5 million. $25.2 million relates to equity issuance costs, and is reflected as a reduction against proceeds in additional paid-in capital and $1.1 million relates to the Private Warrants and is reflected as an increase in selling, general and administrative expenses and accumulated deficit. $1.1 million has been paid and are deferred and reflected in other assets. As of December 31, 2020, $10.1 million is reflected within accumulated deficit which represent costs associated with the closing of the Business Combination. Total transaction costs accrued but not yet paid as of December 31, 2020 consist of $0.3 million reflected in Accounts payable and $2.9 million reflected in Accrued expenses.

d)	Represents accrual of interest on the Legacy AppHarvest Convertible Notes from December 31, 2020 to the estimated date of Business Combination of $0.2 million.

e)	Represents the conversion of Legacy AppHarvest Convertible Notes upon the Business Combination being triggered, causing a conversion of the outstanding principal and interest amount, including accrued interest of $0.6 million as of December 31, 2020 and interest to be accrued from December 31, 2020 to the estimated closing date of the Business Combination of $0.2 million, into equity common stock securities.

f)	Represents recapitalization of Legacy AppHarvest equity and issuance of post-combination company’s Common Stock to Legacy AppHarvest Shareholders as consideration for the reverse recapitalization.

g)	Represents the reclassification of Novus common stock subject to possible redemption to permanent equity.

h)	Represents the reclassification of Novus historical accumulated deficit.

i)	Represents the amount paid to Novus shareholders who exercised redemption rights.

j)	Represents additional stock-based compensation expense related to restricted stock units that vested as a result of the Business Combination.

Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 (restated):

k)	Represent transaction expenses of $11.2 million.

l)	Represent additional stock-based compensation expense related to restricted stock units that vested as a result of the Business Combination in the amount of $2,615,625.

m)	Represent elimination of Novus interest income on the trust account in the amount of $48,529.

Note 4 — Loss per Share

Basic loss per share represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding at the beginning of the periods presented.

Diluted loss per common share is the same as basic loss per common share for all periods presented because the effects of potentially dilutive items were anti-dilutive given the pro forma combined net loss. The following common share equivalent securities have been excluded from the calculation of weighted-average common shares outstanding because the effect is anti-dilutive for the periods presented:

Anti-dilutive common share equivalents:	December 31, 2020
Novus Public Warrants	10,000,000
Novus Private Warrants	3,250,000
Stock Options in Exchange for AppHarvest, Inc. Plan	2,979,231
RSUs in Exchange for AppHarvest, Inc. Plan	2,545,820
Total anti-dilutive common share equivalents	18,775,051

COMPARATIVE SHARE INFORMATION
(Restated)

The following table sets forth unaudited historical and pro forma condensed combined per share ownership information (restated) of the Combined Company after giving effect to the Business Combination.

The pro forma book value information reflects the Business Combination as if it had occurred on December 31, 2020. The net loss per share information reflects the Business Combination as if it had occurred on January 1, 2020.

The unaudited pro forma condensed combined financial statements (restated) have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information (restated);

•	the historical audited financial statements of Novus as of, and for the year ended, December 31, 2020 (restated) and the related notes, included elsewhere in this prospectus; and

•	the historical audited consolidated financial statements of Legacy AppHarvest as of, and for the year ended, December 31, 2020 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined loss per share information (restated) does not purport to represent the loss per share which would have occurred had the companies been combined during the periods presented, nor loss per share for any future data or period. The unaudited pro forma combined book value (stockholders' deficit) per share information (restated) below does not purport to represent what the value of Novus and Legacy AppHarvest would have been had the companies actually combined during the period.

	Novus (Historical)	Legacy AppHarvest (Historical)	Pro Forma Combined
As of and for the year ended December 31, 2020 (Restated)
Book Value (Stockholders’ Deficit) per share(1)	$(4.54)	$(2.10)	$4.85
Weighted average shares outstanding of common stock – basic and diluted	10,145,349	9,716,768	97,835,774
Net loss per share of common stock – basic and diluted	$(1.69)	$(1.80)	$(0.50)